Exhibit 99.1

MongoDB, Inc. Announces Second Quarter Fiscal 2019 Financial Results
Second Quarter Fiscal 2019 Total Revenue of $57.5 million, up 61% Year-over-Year
Over 7,400 Customers at July 31, 2018, up 72% Year-over-Year
MongoDB Atlas Revenue 18% of Total Q2 Revenue, up over 400% Year-over-Year

New York City, New York - September 5, 2018 - MongoDB, Inc. (NASDAQ: MDB), the leading modern, general purpose database platform, today announced its financial results for the second quarter ended July 31, 2018.
“MongoDB delivered outstanding performance across the board in the second quarter” said Dev Ittycheria, President and Chief Executive Officer of MongoDB. “We are seeing strong demand from both new and existing customers across a growing number of use cases, as evidenced by our 63% subscription revenue growth, demonstrating that MongoDB is quickly becoming the modern database platform of choice.”

Ittycheria added, “We pushed the pace of innovation with the release of MongoDB 4.0 and are excited about the introduction of new enterprise security features into MongoDB Atlas, our fully managed cloud database service, and the general availability of MongoDB Stitch, our serverless platform. Our investments in expanding engineering and go-to-market capabilities have positioned MongoDB to continue delivering high levels of growth as we disrupt the massive database market.”

Second Quarter Fiscal 2019 Financial Highlights

•
Revenue: Total revenue was $57.5 million, an increase of 61% year-over-year. Subscription revenue was $52.9 million, an increase of 63% year-over-year, and services revenue was $4.6 million, an increase of 48% year-over-year.

•
Gross Profit: Gross profit was $41.0 million, representing a 71% gross margin, as compared to a 71% gross margin in the prior-year period. Non-GAAP gross profit was $41.8 million, representing a 73% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $30.6 million, compared to $26.2 million in the year-ago period. Non-GAAP loss from operations was $21.6 million, compared to $21.2 million in the year-ago period.

•
Net Loss: Net loss was $31.2 million, or $0.61 per share based on 51.2 million weighted-average shares outstanding. This compares to $26.1 million, or $1.92 per share based on 13.6 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $21.1 million, or $0.41 per share based on 51.2 million weighted-average shares outstanding. This compares to $21.2 million, or $0.52 per share based on 40.5 million non-GAAP weighted-average shares outstanding, in the year-ago period.

•
Cash Flow: As of July 31, 2018, MongoDB had $523.2 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended July 31, 2018, MongoDB used $16.9 million of cash in operations and $1.2 million in capital expenditures, leading to negative free cash flow of $18.0 million, compared to negative free cash flow of $16.1 million in the year-ago period. Our cash balance reflects the $254 million of proceeds in the quarter from the issuance of our 0.75% senior convertible notes due 2024, net of issuance and capped call costs.

A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter Fiscal 2019 and Recent Business Highlights

•
MongoDB saw tremendous community enthusiasm as it hosted its annual MongoDB World conference June 26-27 in New York City. More than 2,000 developers, customers, partners and investors traveled from across the world to attend and were joined by more than 200,000 livestream participants as numerous industry leaders from a variety of different organizations shared how MongoDB is transforming their businesses.

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MongoDB made several significant product announcements, including the release of MongoDB 4.0, which encompassed the availability of multi-document ACID transactions. The company believes this makes MongoDB the best choice for mission critical use cases and will make it easier than ever for customers to choose MongoDB as their default database platform. The general availability of MongoDB Stitch, the company’s serverless platform, exposes advanced database functionality directly to mobile and web applications while providing the robust security and privacy controls expected in today’s environment.

•
MongoDB Atlas, the company’s managed cloud database-as-a-service offering, continues to see significant momentum in both self-service and direct sales channels, driven by the popularity of MongoDB and major secular trends around public cloud adoption and database modernization. Atlas added approximately 1,000 customers in the quarter. Atlas revenue was up 400% year-over-year and represented 18% of total revenue for the quarter. With Global Clusters now available in MongoDB Atlas, customers can easily create sophisticated policies to strategically distribute data closer to their users for low-latency performance. Global Clusters also facilitate compliance with regulatory requirements like GDPR by ensuring that selected data is isolated within particular geographic boundaries.

Business Outlook
Based on information as of today, September 5, 2018, MongoDB is issuing the following financial guidance for the third quarter and full year fiscal 2019:

	Third Quarter Fiscal 2019	Full Year Fiscal 2019
Revenue	$59.0 million to $60.0 million	$228 million to $230 million
Non-GAAP Loss from Operations	$(21.0) million to $(20.0) million	$(84.0) million to $(82.0) million
Non-GAAP Net Loss per Share	$(0.40) to $(0.38)	$(1.66) to $(1.62)
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, September 5, 2018, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at http://investors.mongodb.com. To access the call by phone, dial 800-289-0438 (domestic) or 323-794-2423 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 9763217. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.

About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 7,400 customers in over 100 countries. The MongoDB database platform has been downloaded over 40 million times and there have been more than one million MongoDB University registrations.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the third fiscal quarter and full year fiscal 2019, our go-to-market and growth strategies, our introduction of future product enhancements and the potential advantages of those enhancements,our ability to expand our leadership position and drive revenue growth, and the anticipated benefits of our platform for our customers and partners. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; our investments in new products and our ability to introduce new features, services or enhancements; the effects of increased competition; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (“SEC”) filings and reports, including our Annual Report on Form 10-K filed on March 30, 2018, as well as future filings and reports by us. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense and, in the case of non-GAAP net loss, non-cash interest expense related to our convertible senior notes and change in fair value of warrant liability. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted, and for periods prior to and including the period in which we completed our initial public offering, giving effect to the conversion of preferred stock at the beginning of the period. MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.

Free cash flow represents net cash used in operating activities less capital expenditures and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at http://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
Mark Wheeler
MongoDB
866-237-8815 x7186
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	July 31, 2018	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$122,771	$61,902
Short-term investments	399,906	217,072
Accounts receivable, net of allowance for doubtful accounts of $1,651 and $1,238 as of July 31, 2018 and January 31, 2018, respectively	38,340	46,872
Deferred commissions	14,857	11,820
Prepaid expenses and other current assets	7,832	5,884
Total current assets	583,706	343,550
Property and equipment, net	70,374	59,557
Goodwill	1,700	1,700
Acquired intangible assets, net	1,185	1,627
Deferred tax assets	300	326
Other assets	6,665	8,436
Total assets	$663,930	$415,196
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,256	$2,261
Accrued compensation and benefits	14,981	17,433
Other accrued liabilities	13,473	8,423
Deferred revenue	125,526	114,500
Total current liabilities	156,236	142,617
Deferred rent, non-current	1,842	925
Deferred tax liability, non-current	39	18
Deferred revenue, non-current	20,235	22,930
Convertible senior notes, net	210,553	—
Other liabilities, non-current	66,401	55,213
Total liabilities	455,306	221,703
Stockholders’ equity:
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of July 31, 2018 and January 31, 2018; 29,991,734 and 13,303,028 shares issued and outstanding as of July 31, 2018 and January 31, 2018, respectively	30	13
Class B common stock, par value of $0.001 per share; 100,000,000 shares authorized as of July 31, 2018 and January 31, 2018; 22,192,877 and 37,371,914 shares issued as of July 31, 2018 and January 31, 2018, respectively; 22,093,506 and 37,272,543 shares outstanding as of July 31, 2018 and January 31, 2018, respectively	22	38
Additional paid-in capital	714,401	638,680
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of July 31, 2018 and January 31, 2018	(1,319)	(1,319)
Accumulated other comprehensive loss	(340)	(159)
Accumulated deficit	(504,170)	(443,760)
Total stockholders’ equity	208,624	193,493
Total liabilities and stockholders’ equity	$663,930	$415,196

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Revenue:
Subscription	$52,933	$32,531	$97,498	$61,718
Services	4,557	3,069	8,214	6,272
Total revenue	57,490	35,600	105,712	67,990
Cost of revenue(1):
Subscription	12,116	7,215	22,186	13,765
Services	4,378	2,973	8,057	5,622
Total cost of revenue	16,494	10,188	30,243	19,387
Gross profit	40,996	25,412	75,469	48,603
Operating expenses:
Sales and marketing(1)	37,880	26,892	71,769	49,037
Research and development(1)	21,430	15,749	40,075	28,826
General and administrative(1)	12,254	8,933	23,481	16,704
Total operating expenses	71,564	51,574	135,325	94,567
Loss from operations	(30,568)	(26,162)	(59,856)	(45,964)
Other income (loss), net	(432)	335	159	676
Loss before provision for income taxes	(31,000)	(25,827)	(59,697)	(45,288)
Provision for income taxes	246	252	713	481
Net loss	$(31,246)	$(26,079)	$(60,410)	$(45,769)
Net loss per share, basic and diluted	$(0.61)	$(1.92)	$(1.19)	$(3.42)
Weighted-average shares used to compute net loss per share, basic and diluted	51,185,258	13,600,435	50,784,422	13,386,109

(1)	Includes stock‑based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Cost of revenue—subscription	$489	$170	$848	$321
Cost of revenue—services	281	98	465	170
Sales and marketing	2,129	1,482	4,347	2,697
Research and development	2,904	1,322	5,110	2,567
General and administrative	3,206	1,845	5,816	3,616
Total stock‑based compensation expense	$9,009	$4,917	$16,586	$9,371

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Cash flows from operating activities
Net loss	$(31,246)	$(26,079)	$(60,410)	$(45,769)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	806	963	1,623	1,860
Stock-based compensation	9,078	4,917	16,586	9,371
Amortization of debt discount and issuance costs	1,094	—	1,094	—
Deferred income taxes	43	(1)	47	62
Change in fair value of warrant liability	—	(1)	—	(101)
Change in operating assets and liabilities:
Accounts receivable	(6,283)	(6,401)	8,029	(1,646)
Prepaid expenses and other current assets	1,336	11	(1,910)	(2,942)
Deferred commissions	(744)	(1,118)	(1,320)	(369)
Other long-term assets	116	6	46	(634)
Accounts payable	245	(1,142)	(394)	12
Deferred rent	445	303	917	190
Accrued liabilities	3,924	4,286	1,957	1,245
Deferred revenue	4,334	9,108	8,834	11,852
Net cash used in operating activities	(16,852)	(15,148)	(24,901)	(26,869)
Cash flows from investing activities
Purchases of property and equipment	(1,194)	(914)	(1,561)	(1,626)
Proceeds from maturities of marketable securities	60,000	17,000	118,000	64,230
Purchases of marketable securities	(300,467)	(4,134)	(300,467)	(68,754)
Net cash provided by (used in) investing activities	(241,661)	11,952	(184,028)	(6,150)
Cash flows from financing activities
Proceeds from exercise of stock options, including early exercised stock options	7,818	1,334	8,106	5,984
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	5,626	—	5,626	—
Repurchase of early exercised stock options	(157)	(70)	(309)	(74)
Proceeds from borrowings on convertible senior notes, net of issuance costs	293,161	—	293,161	—
Payment for purchase of capped calls	(37,086)	—	(37,086)	—
Proceeds from tenant allowance related to build to suit lease	376	—	376	—
Proceeds from exercise of redeemable convertible preferred stock warrants	—	1	—	1
Payment of initial public offering costs	—	(1,177)	—	(1,177)
Net cash provided by financing activities	269,738	88	269,874	4,734
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(75)	93	(83)	160
Net increase (decrease) in cash, cash equivalents, and restricted cash	11,150	(3,015)	60,862	(28,125)
Cash, cash equivalents, and restricted cash, beginning of period	112,139	44,302	62,427	69,412
Cash, cash equivalents, and restricted cash, end of period	$123,289	$41,287	$123,289	$41,287

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$40,996	$25,412	$75,469	$48,603
Gross margin (Gross profit/Total revenue) on a GAAP basis	71%	71%	71%	71%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	489	170	848	321
Stock-based compensation expense: Cost of Revenue—Services	281	98	465	170
Non-GAAP gross profit	$41,766	$25,680	$76,782	$49,094
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	73%	72%	73%	72%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(30,568)	$(26,162)	$(59,856)	$(45,964)
Add back:
Stock-based compensation expense	9,009	4,917	16,586	9,371
Non-GAAP loss from operations	$(21,559)	$(21,245)	$(43,270)	$(36,593)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(31,246)	$(26,079)	$(60,410)	$(45,769)
Add back:
Stock-based compensation expense	9,009	4,917	16,586	9,371
Non-cash interest expense related to convertible senior notes	1,094	—	1,094	—
Change in fair value of warrant liability	–	(1)	—	(101)
Non-GAAP net loss	$(21,143)	$(21,163)	$(42,730)	$(36,499)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.61)	$(1.92)	$(1.19)	$(3.42)
Add back:
Stock-based compensation expense	0.18	0.36	0.33	0.70
Non-cash interest expense related to convertible senior notes	0.02	—	0.02	—
Change in fair value of warrant liability	—	—	—	(0.01)
Impact of additional weighted-average shares giving effect to conversion of preferred stock at the beginning of the period	—	1.04	—	1.82
Non-GAAP net loss per share, basic and diluted	$(0.41)	$(0.52)	$(0.84)	$(0.91)

Reconciliation of GAAP weighted-average shares outstanding, basic and diluted, to non-GAAP weighted-average shares outstanding, basic and diluted, used to compute net loss per share:
Weighted-average shares used to compute net loss per share, basic and diluted, on a GAAP basis	51,185,258	13,600,435	50,784,422	13,386,109
Add back:
Additional weighted-average shares giving effect to conversion of preferred stock at the beginning of the period	—	26,920,022	—	26,910,099
Non-GAAP weighted-average shares used to compute net loss per share, basic and diluted	51,185,258	40,520,457	50,784,422	40,296,208

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Net cash used in operating activities	$(16,852)	$(15,148)	$(24,901)	$(26,869)
Capital expenditures	(1,194)	(914)	(1,561)	(1,626)
Capitalized software	—	—	—	—
Free cash flow	$(18,046)	$(16,062)	$(26,462)	$(28,495)